                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                              (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           PROLER INTERNATIONAL CORP.
- - - --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

- - - --------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
[X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1)Title of each class of securities to which transaction applies:
    ------------------------------------------------------------------------

  2)Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/
    ------------------------------------------------------------------------

  4)Proposed maximum aggregate value of transaction:
    ------------------------------------------------------------------------

  /1/Set forth the amount on which the filing fee is calculated and state how it was determined.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)Amount Previously Paid:
    ------------------------------------------------------------------------

  2)Form, Schedule or Registration Statement No.:
    ------------------------------------------------------------------------

  3)Filing Party:
    ------------------------------------------------------------------------

  4)Date Filed:
    ------------------------------------------------------------------------

                           PROLER INTERNATIONAL CORP.
                                 P. O. BOX 286
                              HOUSTON, TEXAS 77001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 1994

To the Stockholders:

  The 1994 Annual Meeting of Stockholders of Proler International Corp. (the "Company") will be held in the Board Room on the sixty-first floor of Texas Commerce Tower at the corner of Travis Street and Capitol Avenue, Houston, Texas on June 17, 1994 at 9:00 a.m. local time for the purposes of:

    (1) electing one director of the Company;

    (2) adopting the Proler International Corp. 1994 Non-Employee Director Stock Option Plan;

    (3) adopting an amendment to the Proler International Corp. 1988 Stock Option Plan; and

    (4) transacting such other business as may properly be brought before the meeting.

  Owners of record of the Company's Common Stock at the close of business on April 29, 1994 will be entitled to vote at the meeting.

  If you cannot attend the meeting in person, you are urged to sign the enclosed proxy and return it in the enclosed envelope as soon as possible in order that your shares will be represented at the meeting.

                                                 By order of the Board of
                                                        Directors,

                                                       HERMAN PROLER
                                                   Chairman of the Board

May 16, 1994
Houston, Texas

                           PROLER INTERNATIONAL CORP.

                                 P. O. BOX 286

                              HOUSTON, TEXAS 77001

                                PROXY STATEMENT

  This statement is furnished in connection with the solicitation by Proler International Corp., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company, to be held on June 17, 1994, and at any adjournment thereof (the "Annual Meeting"). Each valid proxy that is received in time for voting and is not revoked will be voted at the Annual Meeting in accordance with the specifications thereon. If no contrary specification is made, all shares represented by an executed proxy will be voted for the nominee for the Board of Directors named therein, for the adoption of the Proler International Corp. 1994 Non-Employee Director Stock Option Plan (the "Director Plan") and for the adoption of the amendment to the Proler International Corp. 1988 Stock Option Plan (the "1988 Plan"). Any stockholder who has submitted a proxy may revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company. The proxy will automatically be revoked if the stockholder votes in person at the Annual Meeting or provides a later dated proxy. It is anticipated that this proxy statement will first be sent or given to stockholders of the Company on or about May 16, 1994.

  On April 29, 1994, there were 4,710,960 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock") outstanding. Holders of record of the Common Stock on April 29, 1994 will be entitled to one vote per share on all matters to come before the Annual Meeting. During the ten days prior to the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting will be available at the principal offices of the Company during ordinary business hours for examination by any stockholder for any purpose germane to the Annual Meeting. The holders of 50% of the shares of Common Stock entitled to vote and represented in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. A Director will be elected by a plurality of the votes cast at the Annual Meeting. The Director Plan must be approved by the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting. The amendment to the 1988 Plan must be approved by the holders of at least a majority of the outstanding Common Stock. Abstentions and broker non-votes will be included in determining whether a quorum is represented at the Annual Meeting. Abstentions from voting on any matter will be included in the voting tally and as a result, abstentions with respect to the Director Plan and the amendment to the 1988 Plan will have the same effect as a vote against such matters, but will not have an effect on the election of directors other than to reduce the total number of votes cast for the various candidates. Broker non-votes are not considered "shares present" with respect to matters decided by a plurality or a majority of shares represented at the meeting, and as a result, broker non-votes will not affect the outcome with respect to the election of directors or approval of the Director Plan. However, broker non-votes would have the same effect as a vote against the amendment to the 1988 Plan, which requires the vote of a majority of the shares outstanding for approval.

  All costs incurred in the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the officers, employees or stockholders of the Company may solicit proxies personally and by telephone and telegraph without additional compensation. The Company may also request banks and brokers who hold shares of stock in their names or custody or in the names of nominees for others, to forward copies of the proxy material to those persons for whom they hold such shares and to request authority for the execution of proxies. The Company will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith.

  The following table sets forth, as of April 29, 1994, the beneficial ownership in the Company of each stockholder known to the Company who owned more than five percent of the Common Stock of the Company, and of each director, executive officer named in the Summary Compensation Table and all officers and directors of the Company as a group.

                                                  AMOUNT AND
                                                  NATURE OF     PERCENTAGE OF
                NAME AND ADDRESS                  BENEFICIAL     OUTSTANDING
              OF BENEFICIAL OWNER                OWNERSHIP(1)      SHARES
              -------------------                ------------   -------------
Billie Fay Proler...............................   331,609(2)        7.04%
  2929 Buffalo Speedway
  Houston, Texas 77098
David S. Lurie..................................   330,979(3)        7.03%
  4265 San Felipe, 7th Floor
  Houston, Texas 77027
Herman Proler...................................   441,519(4)        9.28%
  4265 San Felipe, Suite 900
  Houston, Texas 77027
Robert L. Mueller...............................    50,976(5)        1.08%
  121 Shadow Mountain Drive
  Sedona, Arizona 86336
Richard B. Mayor................................     1,500              *
  700 Louisiana, Suite 1900
  Houston, Texas 77002
John J. McKenna.................................     3,000              *
  600 Travis, Suite 2500
  Houston, Texas 77002
Harvey Alter....................................       500              *
  1615 H Street Northwest
  Washington, D.C. 20062
Dennis Caputo...................................    11,109(6)           *
  4265 San Felipe, Suite 900
  Houston, Texas 77027
Michael Loy.....................................     8,000(7)           *
  4265 San Felipe, Suite 900
  Houston, Texas 77027
Ian Linton......................................     2,286(8)           *
  4265 San Felipe, Suite 900
  Houston, Texas 77027
David Juengel...................................     4,532(9)           *
  4265 San Felipe, Suite 900
  Houston, Texas 77027
Tiger Management Corporation....................   740,150(10)      15.71%
  101 Park Avenue
  New York, New York 10178
FMR Corp........................................   366,600(11)       7.78%
  82 Devonshire Street
  Boston, Massachusetts 02109
Dimensional Fund Advisors, Inc..................   354,200(12)       7.52%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
All officers and directors as a group (10
 persons).......................................   528,444(13)      11.02%

- - - --------
*  Less than one percent.
                                                   (Footnotes on following page)

 (1) The persons listed above have the sole power to vote and to dispose of the shares beneficially owned by them except as otherwise indicated.
 (2) Of the shares shown above as beneficially owned by Mrs. Billie Fay Proler, 630 shares are held of record by Mrs. Proler, 158,620 shares are held by Mrs. Proler and David S. Lurie as trustees for the benefit of Mrs. Proler, and 172,359 shares are held by Mrs. Proler and Mr. Lurie as trustees of the Trust under the Will of Israel Proler, Deceased (the "Trust"). Mrs. Proler and Mr. Lurie share the power to vote and dispose of shares held in trust for the benefit of Mrs. Proler as trustees of the Trust.
 (3) As described in note 2 above, the shares held by Mr. Lurie are held in his capacity as a Trustee for the benefit of Mrs. Proler and as a Trustee of the Trust.
 (4) Of the shares shown above as beneficially owned by Herman Proler, 395,919 shares are held of record by Mr. Proler. Included are 45,600 shares subject to currently exercisable options. Excluded are 300 shares held by the wife of Herman Proler, the beneficial ownership of which he disclaims.
 (5) Mr. Mueller retired from his position as President and Chief Operating Officer of the Company in December 1993. Includes 17,000 shares subject to currently exercisable options.
 (6) Includes 800 shares held of record by Mr. Caputo, 934 shares allocated to Mr. Caputo pursuant to the Company's 401(k) Plan, as to which Mr. Caputo does not have voting power, and 9,375 shares subject to currently exercisable options. Does not include 1,967 shares of restricted stock awarded to Mr. Caputo pursuant to the Company's 1993 Incentive Compensation Plan and subject to vesting as described below.
 (7) Includes 4,000 shares held of record by Mr. Loy and 4,000 shares subject to currently exercisable options. Does not include 2,459 shares of restricted stock awarded to Mr. Loy pursuant to the Company's 1993 Incentive Compensation Plan and subject to vesting as described below.
 (8) Includes 286 shares allocated to Mr. Linton pursuant to the Company's 401(k) Plan, as to which Mr. Linton does not have voting power, and 2,000 shares subject to currently exercisable options. Does not include 1,967 shares of restricted stock awarded to Mr. Linton pursuant to the Company's 1993 Incentive Compensation Plan and subject to vesting as described below.
 (9) Includes 782 shares allocated to Mr. Juengel pursuant to the Company's 401(k) Plan, as to which Mr. Juengel does not have voting power, and 3,750 shares subject to currently exercisable options. Does not include 836 shares of restricted stock awarded to Mr. Juengel pursuant to the Company's 1993 Incentive Compensation Plan and subject to vesting as described below.
(10) This information is derived from an amendment to Schedule 13G dated February 10, 1994 filed by Tiger Management Corporation, a Delaware corporation ("TMC") and from information provided to the Company by TMC. Julian H. Robertson, Jr. is the majority shareholder of TMC, which holds 673,382 shares as to which TMC has sole voting and dispositive power. Mr. Robertson is director and controlling shareholder of Panther Management Corporation, which is the sole general partner of Panther Management Company, L.P. ("Panther"). Panther is an investment advisor to an investment company which holds 49,368 shares included above, as to which Panther has sole voting and dispositive power. In addition, Mr. Robertson has shared dispositive power with respect to 17,400 shares held by certain trusts and custodian accounts for the benefit of Mr. Robertson and his family.
(11) This information is derived from a Schedule 13G dated February 11, 1994 filed jointly by FMR Corp. and Edward C. Johnson 3rd., a controlling person of FMR Corp., with respect to shares beneficially owned by FMR Corp.'s wholly-owned subsidiary, Fidelity Management and Research Company ("Fidelity"), acting as an investment advisor to several investment companies. Fidelity has sole power to dispose of such shares and carries out the voting of such shares pursuant to guidelines established by the Board of Trustees of the Fidelity Funds.

(12) This information is derived from a Schedule 13G dated February 9, 1994 filed by Dimensional Fund Advisors, Inc. ("Dimensional"). Dimensional has sole dispositive power with respect to all of these shares and sole voting power with respect to 231,200 of these shares. Dimensional has informed the Company that these shares are held in portfolios of either DFA Investment Dimensions Group Inc., a registered open-end investment company, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment manager for each of these entities and disclaims beneficial ownership of such shares.
(13) Includes 83,345 shares subject to immediately exercisable options and 9,880 shares allocated to officers under the Company's 401(k) Plan, including those shares discussed in notes 4 through 9 above. Does not include a total of 8,213 shares of restricted stock awarded to officers under the Company's 1993 Incentive Compensation Plan and subject to vesting, including those discussed in notes 6 through 9 above.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is currently composed of four directors who hold office for staggered three-year terms and until their successors are elected and have qualified or until their earlier death, resignation or removal. In December 1993, Mr. Robert Mueller retired as President and Chief Operating Officer of the Company and resigned as a director of the Company, creating a vacancy in the director's position expiring in 1994. John J. McKenna, who previously held a director's position expiring in 1995, was appointed by the Board to fill the directorship vacated by Mr. Mueller. The Company is actively involved in a search for a successor to Mr. Mueller, and it is anticipated that when a new President and Chief Operating Officer is elected, that individual will also be appointed to fill the vacant directorship expiring in 1995 and would stand for reelection by the stockholders at next year's annual meeting.

  As a result, Mr. McKenna's term as a director expires in 1994, and the stockholders will elect a director to fill this position at the Annual Meeting. Mr. McKenna has been nominated for reelection at the Annual Meeting, and shares represented by each properly signed and submitted proxy (unless otherwise indicated on such proxy) will be voted for his election. Management has been advised that Mr. McKenna will serve if elected. If elected, his term will expire in 1997. If, however, Mr. McKenna is unable to serve, proxies will be voted for another nominee selected by management.

  The following table provides information with respect to the nominee and all current directors whose terms do not expire in 1994.

                                                          POSITION AND OFFICES
                                    DIRECTOR OF            PRESENTLY HELD WITH
                              TERM  COMPANY OR            COMPANY (AND PRESENT
                              WILL  PREDECESSOR           PRINCIPAL OCCUPATION
      NAME               AGE EXPIRE    SINCE                  IF DIFFERENT)
      ----               --- ------ -----------           --------------------
Nominee:
 John J. McKenna(1).....  45  1995     1992     Director (Chairman and Chief Executive
                                                Officer of McKenna & Company)
Directors whose
 terms do not expire:
  Herman Proler..........  66  1996     1948    Chairman of the Board; Chief Executive
                                                Officer; Director
  Harvey Alter(2)........  61  1996     1993    Director (Association Manager, Resources
                                                Policy Department of the U.S. Chamber of
                                                Commerce)
  Richard B. Mayor(3)....  60  1995     1985    Director (Partner, Mayor, Day, Caldwell &
                                                Keeton, L.L.P.)

- - - --------
(1) John J. McKenna has been Chairman and Chief Executive Officer of McKenna & Company, a Houston-based investment banking firm, since its formation in October 1989. From June 1986 to September 1989, Mr. McKenna was managing director and head of the Houston investment banking office of Lehman Brothers. McKenna & Company is retained by the Company.
(2) Dr. Alter has been Association Manager, Resources Policy Department of the U.S. Chamber of Commerce since 1979. He is an Adjunct Professor, University of Maryland University College Graduate School of Management and Technology. Dr. Alter is director of the National Institute for Urban Wildlife and of wTe Corporation. He also serves on the Executive Advisory Board of the Energy Source Education Council and is a member of the Solid Waste Committee of Keep America Beautiful. Dr. Alter has served on the State of Maryland's Task Force on Solid Waste and in 1989 was appointed Chairman of the Governor's Advisory Council on Recycling. He is a member of two federal advisory committees on aspects of solid waste regulation.
(3) Richard B. Mayor has been a partner in the Houston law firm of Mayor, Day, Caldwell & Keeton, L.L.P. since its formation in 1982. Mayor, Day, Caldwell & Keeton, L.L.P. is retained by the Company.

  Each director has been principally employed as indicated above for more than five years except as otherwise noted.

  The Board of Directors has established and maintains an Audit Committee and a Compensation Committee. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal controls. The Audit Committee met twice during the year ended January 31, 1994. The members of the Audit Committee are Mr. McKenna (Chairman) and Dr. Alter. The Compensation Committee reviews and recommends compensation arrangements for key management personnel, including the Chairman and Chief Executive Officer and the President of the Company. The Compensation Committee met seven times during the year ended January 31, 1994. The members of the Compensation Committee are Dr. Alter (Chairman) and Mr. McKenna. The members of the Compensation Committee also administer the 1988 Plan and the 1993 Incentive Compensation Plan. The Board of Directors does not have a nominating committee.

  During the Company's fiscal year ended January 31, 1994, the Board of Directors held seven meetings. Each director attended at least 75% of the meetings of the Board of Directors for the period during which he served as a director. Each director attended at least 75% of the meetings of the committees of which he was a member for the period during which he served as a committee member.

  Directors who are not employees of the Company receive a quarterly payment of $3,750, plus $1,000 for each Board of Directors meeting attended. In addition, committee chairmen receive $1,500 and other committee members receive $1,000 for each committee meeting attended.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission and the New York Stock Exchange relating to transactions and holdings in the Company's common stock. The Company believes that during the fiscal year ended January 31, 1994 all such filing requirements were satisfied.

REMUNERATION OF DIRECTORS AND OFFICERS

  The following tables set forth (i) the aggregate amount of remuneration paid by the Company for the three fiscal years ended January 31, 1992, 1993 and 1994 to the Chief Executive Officer, the Company's four most highly compensated officers in addition to the Chief Executive Officer and Robert Mueller, who retired as President and Chief Operating Officer in December, 1993, (ii) stock options granted to such individuals during the fiscal year ending January 31, 1994, and (iii) the fiscal year-end value of all stock options held by such individuals. No stock options were exercised by any of such individuals during the fiscal year ended January 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                               -------------------------------------
                                     ANNUAL COMPENSATION                     AWARDS         PAYOUTS
                     --------------------------------------------------------------------------------
                                                                                   (#) OF
                                                                      RESTRICTED SECURITIES              ALL
                                                                         STOCK     UNDER-    LTIP       OTHER
  NAME AND PRINCIPAL       FISCAL                                      AWARD(S)    LYING    PAYOUTS     COMPEN-
  POSITION                  YEAR   SALARY       BONUS      OTHER         (1)      OPTIONS     ($)      SATION(2)
- - - ------------------------------------------------------------------------------------------------------------------
  Herman Proler...........  1994  $300,000           0    $277,888(3)  $     0     10,000              $ 35,631(4)
   Chairman and             1993   300,000           0      23,405(3)      N/A          0                37,775(4)
   Chief Executive          1992   300,000           0(5)      466(6)      N/A          0                37,750(4)
   Officer
  Robert Mueller..........  1994   210,000           0      10,000(6)        0      8,000         0     213,000(8)
   President and            1993   210,000           0       2,448(6)      N/A          0   $17,850(7)    1,423
   Chief Operating          1992   191,667     $75,000       9,430(6)      N/A          0    33,150(7)    1,398
   Officer
  Michael Loy.............  1994   131,251      56,250       1,415(6)  $29,815      6,000                 1,449
   Vice President           1993    62,649(9)        0         759(6)      N/A     12,000                    --
   Finance                  1992        --          --          --         N/A         --                    --
  Dennis Caputo...........  1994   125,001      45,000       1,904(6)  $23,850      6,000                 1,449
   Vice President           1993   111,381           0       5,093(6)      N/A          0                 1,423
   Environmental            1992   100,834      15,000       3,059(6)      N/A          0                 1,398
   and Safety
   Compliance
  Ian Linton..............  1994    92,500      45,000         276(6)  $23,850      6,000                   784
   Vice President           1993    71,385           0         312(6)      N/A          0                   505
   Western Operations       1992    49,097(10)   5,000           0(6)      N/A      3,000                    --
  David Juengel...........  1994    82,702      19,125         975(6)  $10,137      3,000                 1,449
   Vice President           1993    78,281           0       2,327(6)      N/A          0                 1,250
   and Treasurer            1992    64,118      15,000           0         N/A          0                 1,398

(1) Represents the value as of March 11, 1994 of shares of restricted stock awarded on that date as a portion of the participant's bonus for fiscal 1994 pursuant to the Company's Incentive Compensation Plan. The number of shares awarded to Messrs. Loy, Caputo, Linton and Juengel were 2,459, 1,967, 1,967 and 836, respectively. Each share award vests one-third each year over the three-year period beginning January 31, 1995. No dividends will be paid on the unvested shares of restricted stock. No other shares of restricted stock are held by such individuals.
(2) Except as otherwise noted, represents the Company's matching 401(k) contribution for such officer.
(3) Represents payments of $2,884 and $488 for fiscal 1994 and 1993, respectively, under the Company's medical reimbursement arrangement for executive officers and $275,004 and $22,917 for fiscal 1994 and 1993, respectively, in payments under Mr. Proler's deferred compensation arrangement described below.
(4) The spouse of Herman Proler is a party to a split dollar insurance agreement with the Company pursuant to which she has obtained an insurance policy on his life in the amount of $1,000,000. The amounts shown include annual premiums on this policy paid by the Company in the amounts of $34,182, $36,352 and $36,352 for fiscal 1994, 1993 and 1992, respectively.
    Upon the death of Mr. Proler, the beneficiary named by his spouse is entitled to receive a portion of the benefits under the policy, and the Company will receive the cash surrender value of the policy. The balance of the amounts shown represent the Company's matching 401(k) contributions for Mr. Proler of $1,449, $1,423 and $1,398 for fiscal 1994, 1993 and 1992, respectively.
(5) Mr. Proler elected to forego a bonus for fiscal 1992 in favor of the payment of bonuses to other executive officers.
(6) Represents payments under the Company's medical reimbursement arrangement for executive officers.
(7) Represents the value of 4,080 shares of Common Stock on the date of issuance pursuant to the vesting of a stock grant to Mr. Mueller.
(8) Represents $14,000 payments under the Severance Agreement dated December 20, 1993 between the Company and Mr. Mueller described below and $199,000 accrued with respect to payments due through June 30, 1994.
(9) Mr. Loy joined the Company on August 1, 1992.
(10) Mr. Linton joined the Company on May 20, 1991.

  The foregoing table does not include fringe benefits which in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

              OPTION GRANTS IN FISCAL YEAR ENDED JANUARY 31, 1994
- - - --------------------------------------------------------------------------------

                                                                  POTENTIAL
                                                               REALIZABLE VALUE
                                                                  AT ASSUMED
                     NUMBER OF  % OF TOTAL                     ANNUAL RATES OF
                     SECURITIES  OPTIONS                         STOCK PRICE
                       UNDER-   GRANTED TO                     APPRECIATION FOR
                       LYING    EMPLOYEES  EXERCISE              OPTION TERM
                      OPTIONS   IN FISCAL  OR BASE  EXPIRATION ----------------
  NAME                GRANTED      YEAR     PRICE      DATE      5%      10%
- - - -------------------------------------------------------------------------------
  Herman Proler.....   10,000     18.86%    $8.00    6/14/03   $50,312 $127,499
  Robert Mueller....    8,000     15.09%     8.00    6/14/03    40,250  102,000
  Michael Loy.......    6,000     11.32%     8.00    6/14/03    30,187   76,500
  Dennis Caputo.....    6,000     11.32%     8.00    6/14/03    30,187   76,500
  Ian Linton........    6,000     11.32%     8.00    6/14/03    30,187   76,500
  David Juengel.....    3,000      5.66%     8.00    6/14/03    15,093   38,250
- - - -------------------------------------------------------------------------------

              JANUARY 31, 1994 FISCAL YEAR-END OPTION VALUE TABLE

- - - --------------------------------------------------------------------------------

                               NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED IN-
                              OPTIONS AT FISCAL YEAR     THE-MONEY OPTIONS AT
                                        END                FISCAL YEAR END*
- - - --------------------------------------------------------------------------------
  NAME                       EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- - - --------------------------------------------------------------------------------
  Herman Proler.............   45,600       10,000       $ 7,500     $ 65,000
  Robert Mueller............   17,000            0        56,500            0
  Michael Loy...............    4,000       14,000        36,500      112,000
  Dennis Caputo.............    9,375        6,000         1,500       39,000
  Ian Linton................    2,000        7,000         3,000       40,500
  David Juengel.............    3,750        3,000           600       19,500
- - - --------------------------------------------------------------------------------

* Based on the $14.50 per share closing price of the Common Stock on the New York Stock Exchange on January 31, 1994.

REMUNERATION AGREEMENTS AND OTHER ARRANGEMENTS

  As noted above, Robert L. Mueller retired as President and Chief Operating Officer of the Company in December 1993. The Company and Mr. Mueller entered into a Severance Agreement dated December 20, 1993 pursuant to which, among other things, (i) Mr. Mueller's deferred compensation agreement with the Company was amended to provide Mr. Mueller with deferred compensation payable in 120 monthly installments of $9,375 each beginning on January 1, 1995 (as compared to 120 monthly payments of $6,250 each to begin in January 1994 as would have been provided under the previous agreement), (ii) the Company agreed to pay Mr. Mueller a severance payment of $84,000 payable in six monthly installments of $14,000 each beginning January 31, 1994 and, (iii) Mr. Mueller agreed to provide consulting services to the Company during calendar year 1994. In addition, options held by Mr. Mueller for the purchase of all but 17,000 shares of Common Stock were terminated, and the terms of options to purchase 8,000 of such remaining shares of Common Stock which had not yet vested were amended so that such options vested on January 1, 1994 and remain exercisable through June 30, 1994. The Company also agreed that Mr. Mueller's base salary, officer medical reimbursement benefits and use of automobile as in effect in December 1993 would continue through June 30, 1994.

  The Company has also entered into a deferred compensation agreement with Herman Proler, amended as of December 31, 1989, under which he is entitled to receive monthly payments of $22,917 for a ten-year period commencing with the month following his attainment of age 65, regardless of whether he is actively employed by the Company. Pursuant to this agreement such monthly payments began in January 1993. In the event of Mr. Proler's death, his designated beneficiary or, in the absence of a designated beneficiary, his spouse or the executor or administrator of his estate, would be entitled to receive such monthly payments.

  In no event may benefits otherwise payable to Mr. Mueller or Mr. Proler under their deferred compensation agreements described above exceed the lesser of (i) 299% of their respective "base amounts" as defined and used in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) the maximum amount of additional compensation respectively payable to them without resulting in the denial of any Federal income tax deduction by the Company for such payments under Section 280G or Section 4999 of the Code.

  The Company has also entered into a deferred compensation agreement with Norman Bishop effective April 16, 1993 under which Mr. Bishop will receive a monthly payment beginning on the later of the May 1, 1998 or the first day of the month following his retirement from the Company, and continuing for ten years. Such monthly payments will be $1,181 if Mr. Bishop is continuously employed by the Company through April 16, 1996, $2,361 if he is so employed through April 16, 1997, and $3,542 if he is so employed through April 16, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  McKenna & Company, an investment banking firm of which John J. McKenna is Chairman and Chief Executive Officer, provides investment banking services to the Company. Mr. McKenna is a director and a member of the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation. This report describes the components of the Company's compensation to its executive officers and the basis on which compensation was determined for the Chief Executive Officer and other executive officers of the Company for the fiscal year ended January 31, 1994.

  The members of the Compensation Committee are Dr. Alter (Chairman) and Mr. McKenna. The Compensation Committee's duties include recommending compensation for the Chairman and Chief Executive Officer and for the President of the Company and reviewing and approving recommendations made by management regarding compensation for other executive officers. Recommendations of the Compensation Committee are subject to the approval of the Board of Directors of the Company. Members of the Compensation Committee also administer the Company's 1988 Plan and the Company's 1993 Incentive Compensation Plan.

  The executive officers of the Company for the fiscal year ended January 31, 1994, consisted of Herman Proler, Chairman and Chief Executive Officer, Michael
F. Loy, Vice President-Finance and Chief Financial Officer, Dennis Caputo, Vice President-Environmental and Safety Compliance, Ian Linton, Vice President-Western Operations, David A. Juengel, Vice President and Treasurer, and Norman Bishop, Vice President-Technical of the Company. Robert Mueller retired in December 1993 as President and Chief Operating Officer of the Company.

  In conducting its review and recommendations with respect to executive compensation, the Compensation Committee considers the following general objectives:

  . Attracting and retaining key executives for the Company.

  . Basing incentive compensation opportunities on the Company's performance.

  . Coordinating its recommendations with the Company's annual and long-term objectives and strategies.

  Executive Officer Compensation. The three principal components of the Company's compensation for executive officers and key employees are base salary, annual bonuses and stock option grants. The Compensation Committee believes that in order to return the Company to profitability it is essential that the Company be able to attract and retain qualified individuals for positions of substantial responsibility by offering a total compensation package that is competitive in the industry. To that end, during the fiscal year ending January 31, 1994, the Compensation Committee adopted a policy for setting base salaries for satisfactorily performing executives at the median level of the competitive market for such executives. In determining competitive market salaries, comparisons are made to durable goods manufacturing companies, which include steel and metal manufacturing companies, supplemented by available information on comparable companies. Other factors taken into account in determining base salary amounts, are the individual officer's duties and responsibilities, current performance, future potential and tenure with the Company. The Company's financial performance and business conditions are also important considerations.

  In addition to base salary, the Company's executive officers have historically received cash bonuses determined near the Company's fiscal year end. During the fiscal year ended January 31, 1994, the Company adopted the 1993 Incentive Compensation Plan (the "Incentive Plan") under which key employees of the Company have the opportunity to earn annual bonus awards based on their achievement of performance goals set annually by the Compensation Committee. In setting performance goals, the Compensation Committee attempts to emphasize quantitative measures of performance whenever possible and focuses on management activities intended to lead to greater profitability for the Company. Performance goals are determined for each participant on an individual basis and consist of specific job assignments or financial or operational performance objectives for the fiscal year. A participant's overall performance and contribution to the Company may also be considered in determining a portion of any award. The Compensation Committee believes that the Incentive Plan should incorporate specific operating profit expectations where appropriate. For example, based on performance goals and criteria under the Incentive Plan for the fiscal year ending January 31, 1995, no incentive award will be earned by the Chief Executive Officer or President of the Company unless the Company has positive pretax income for fiscal 1995, as reflected in the financial statements of the Company for such year after any awards to such individuals have been expensed. Under the Incentive Plan, twenty-five percent of each award is payable in restricted shares of Common Stock, valued at the closing price of Common Stock on the New York Stock Exchange the first day of the fiscal year to which the award pertains. By paying a portion of incentive awards in Common Stock the interests of the participants are more closely aligned to that of the stockholders of the Company by tying the value of a portion of their compensation to the performance of the Common Stock. The percentage of awards to be paid in cash and in stock may be varied by the Compensation Committee from time to time provided that the portion payable in stock may not exceed fifty percent of the award.

  The Compensation Committee believes that the Incentive Plan and its other policies with respect to executive salaries discussed above are important aspects of its overall policy to structure incentives for executive development and to reward and retain those individuals whose contributions are vital to the future growth and success of the Company. The Compensation Committee intends to continue to evolve criteria to better accomplish those goals.

  The 1988 Plan is maintained by the Company to provide executive officers and key employees with additional incentive to promote the financial success of the Company as reflected by increased value of the Company's Common Stock. During fiscal year 1994, options to purchase an aggregate of 53,000 shares of Common Stock were granted under this Plan.

  The executive officers of the Company, other than Mr. Proler and Mr. Bishop are also entitled to participate in the Company's Executive Deferred Compensation Plan for key employees. In general, participants under this plan who are employed continuously by the Company until age 65 (or who become permanently disabled while employed by the Company) are entitled to receive a monthly retirement benefit beginning on the later of their retirement from the Company or age 65. The benefit is based on a percentage of their monthly salary on entry into the plan plus a percentage of their bonus for the previously taxable year of the Company. The Chief Executive Officer of the Company determines the employees who will participate in the Plan and the effective date of their participation. Mr. Proler and Mr. Bishop participate in the separate deferred compensation arrangements discussed above.

  The Company has in effect a medical reimbursement arrangement with its executive officers under which the Company pays medical expenses incurred by such individuals that are not covered by the regular medical insurance maintained by the Company.

  Executive officers of the Company are also entitled to participate in the Company's Tax Deferred Savings and Retirement 401(k) Plan on the same basis as other employees of the Company.

  Chief Executive Officer Compensation. In establishing compensation for Mr. Proler for the fiscal year ended January 31, 1994, the Compensation Committee assessed the factors noted above in reviewing the Chief Executive Officer's performance for the year, as well as the overall financial performance of the Company. An increase in Mr. Proler's salary to $400,000 annually effective in fiscal 1995 was recommended after taking into account his overall performance and contributions to the Company, median-level competitive market salaries for comparative executives, and the fact that Mr. Proler's salary had not been adjusted since January 1989. Based on the criteria under the Incentive Plan, no bonus was awarded Mr. Proler since the Company did not have positive pre-tax earnings for fiscal 1994. In addition to his current compensation, Mr. Proler began to receive monthly payments under the deferred compensation arrangement discussed above in January 1993 following his attainment of age 65.

  Recently adopted Section 162(m) of the Code limits the deductibility by publicly-held companies of compensation in excess of $1,000,000 paid to the chief executive officer and each of the four additional highest-paid executive officers of the Company. In the past the compensation levels of the Company's executives have not exceeded this limit and the Company does not anticipate that they will do so in the foreseeable future.

                                          Harvey Alter, Chairman
                                          John J. McKenna

PERFORMANCE GRAPH

  The following graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the S&P Steel Index. The graph assumes that the amount of the investment in the Company's Common Stock and each index was $100 on the last trading day in fiscal 1989. The Company's primary business is the buying, processing for recycling and selling of ferrous and other scrap metals, however there is no industry index for this business or group of public companies engaged in the business that would constitute a peer group for the Company. The Company is classified with steel companies under the industry group listings for companies required to file annual reports with the Securities and Exchange Commission, by the New York Stock Exchange and by other industry indices, and considers the S&P Steel Index to be an appropriate published index for purposes of the performance graph comparison.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                             [GRAPH APPEARS HERE]



- - - --------------------------------------------------------------------------------

                         KEY    1989    1990    1991    1992    1993    1994
- - - ------------------------------------------------------------------------------
  Proler International
   Corp.                        $100   $ 93.97 $ 51.55 $ 42.45 $ 44.29 $ 71.36
                        -----
  S&P 500 Index           --     100    114.46  124.07  152.22  168.33  190.00
  Steel Index           .....    100     80.91   74.11   90.87  127.66  167.27
- - - ------------------------------------------------------------------------------

PURSUANT TO SEC RULES, THIS SECTION OF THIS PROXY STATEMENT IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT INCORPORATED BY REFERENCE INTO THE COMPANY'S ANNUAL REPORT ON FORM 10-K.

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The Board of Directors of the Company has adopted, subject to stockholder approval, the 1994 Non-Employee Director Stock Option Plan. The Director Plan was adopted in order to attract and retain qualified persons to serve on the Board of Directors as well as to further identify the interests of the non-employee directors with those of the other stockholders. The Director Plan provides for the granting of options to purchase an aggregate of 30,000 shares of the Company's Common Stock to non-employee directors of the Company. As of the date of this Proxy Statement, the non-employee directors eligible to receive stock options were Richard Mayor, John McKenna and Harvey Alter. If approved by the stockholders, the Director Plan will be effective as of June 17, 1994, and will terminate following the 1998 annual meeting of stockholders.

  If the Director Plan is approved at the Annual Meeting, options thereunder will automatically be granted to each director who is not also an officer or full-time employee of the Company according to a formula set forth in the Director Plan. According to the formula, Messrs. McKenna and Mayor and Dr. Alter will each receive options to purchase 2,000 shares of Common Stock on the effective date of the Director Plan (6,000 shares as a group). In addition, according to the formula set forth in the Director Plan, each person who is a non-employee director, as defined in the Director Plan, on the date of each annual meeting of stockholders thereafter through 1998 will on each such date receive an option to purchase an additional 1,000 shares of Common Stock. Options will become exercisable six months after the date of grant. The exercise price of each option will be the average closing price of Common Stock on the New York Stock Exchange (or on any other principal stock exchange or market on which the Company's Common Stock is then traded) for the 10 consecutive trading days beginning 15 days before the date of the grant. On May 10, 1994 the closing price of the Common Stock on the New York Stock Exchange was $8.75.

  Options granted under the Director Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend or other similar event affecting the Common Stock. Options will not be transferrable other than by will or pursuant to the laws of descent and distribution or a qualified domestic relations order, and will be exercisable during the lifetime of an option holder only by such holder or a guardian or legal representative.

  The Director Plan may be amended by the Board of Directors, provided that stockholder approval will be necessary for any change that would materially increase the benefits accruing to participants under the Plan, change the aggregate number of shares issuable thereunder, reduce the option price or change the class of persons eligible to receive options.

  The Director Plan will be administered by the Board of Directors or by a duly appointed committee of the Board. However, because the principal terms of the option grants are fixed in the Plan, the Board or committee will have no discretion to select which directors receive options, the number of shares subject to such grants or the exercise price thereof.

  Options granted pursuant to the Director Plan will be "non-qualified" stock options and are not intended to qualify as incentive stock options under section 422 of the Code. The optionee will realize no income at the time he is granted a non-qualified stock option. Ordinary income will be realized when the non-qualified stock option is exercised. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued over the exercise price of such shares. The optionee's holding period for federal income tax purposes with respect to the shares acquired will begin on the date of exercise. The tax basis of the stock acquired upon the exercise of the option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to the exercise of such option. Any gain or loss on the subsequent sale of the stock will be either a long-term or short-term capital gain or loss depending on the optionee's holding period for the Common Stock disposed by the optionee.

  A copy of the Director Plan is attached to this Proxy Statement as Appendix A, and the foregoing discussion of the Director Plan is qualified in its entirety by reference to the Director Plan as set forth at Appendix A. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the adoption of the Director Plan. An adverse vote will cause the Director Plan not to be adopted. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the Director Plan.

  THE COMPANY RECOMMENDS VOTING "FOR" THE ADOPTION OF THE DIRECTOR PLAN.

                    AMENDMENT OF THE 1988 STOCK OPTION PLAN

  The Proler International Corp. 1988 Stock Option Plan provides for the grant of non-transferable options to purchase Common Stock to certain key employees of the Company or any subsidiary, including officers who are members of the Board of Directors. Options covering an aggregate of 180,000 shares of Common Stock may be granted under the plan, of which 33,155 shares are currently available for option grants. The Plan became effective as of December 9, 1988. No options may be granted under the Plan after December 10, 1998. The 1988 Plan is interpreted and administered by a committee of two directors, consisting of the members of the Compensation Committee, which determines to whom and upon what terms and conditions, including exercise price, options are granted. The exercise price of such options must be equal to at least 50% of the fair market value of shares of Common Stock on the date of grant. Options under the 1988 Plan are not "restricted", "qualified" or "incentive" stock options nor is the 1988 Plan an employer stock purchase plan under Sections 422 through 424 of the Internal Revenue Code of 1986, as amended (the "Code").

  The Company believes that stock options are a key component of the compensation necessary to attract qualified individuals for positions with the Company, as well as to retain key employees. The Company is currently seeking a new President and Chief Operating Officer and anticipates that it will be seeking additional individuals for positions of substantial responsibility with the Company and its subsidiaries over the next several years. In order to be in a position to offer such individuals a total compensation package that is competitive in the industry, the Board of Directors has determined that it will be necessary to increase the number of shares available for the grant of options under the 1988 Plan. In addition, the 1988 Plan currently provides that options thereunder may be granted to manager-level employees with at least three years of employment with the Company or any subsidiary and to officers of the Company or any subsidiary without regard to any period of service. The Company believes that its ability to recruit key employees who would not be officers of the Company but would nevertheless make substantial contributions to the Company would be facilitated by removing the service requirement with respect to granting options to such employees. Accordingly, the Board of Directors of the Company has proposed, subject to shareholder approval, to amend the 1988 Plan to provide for an additional 100,000 shares with respect to which options may be granted, and to provide that options may be granted to key employees of the Company and its subsidiaries without regard to length of service.

  The 1988 Plan currently provides that members of the committee administering the 1988 Plan may not be eligible to participate in such Plan or any other plan of the Company or its affiliates that entitle participants to acquire stock, stock options or stock appreciation rights while such individuals are members of the committee or during the one-year period prior to appointment to the committee. These restrictions were originally intended to insure that committee members would be "disinterested persons" under the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, under the Exchange Act and the rules and regulations promulgated thereunder, committee members may now participate in certain stock option and other plans, such as the Director Plan, under which awards are automatically determined and still be considered "disinterested persons" for purposes of Rule 16b-3. The amendments to the 1988 Plan therefore include an amendment with respect to committee membership to provide that members must be disinterested persons as defined under the rules and regulations promulgated under Section 16(b) of the Exchange Act, thus permitting committee members to participate in the Director Plan and other plans that are permitted under the disinterested administration rules of the Exchange Act.

  In connection with the foregoing amendments to the 1988 Plan, the Board of Directors has also made certain technical revisions to the Plan to update references to Code sections and to clarify the provisions regarding adjustments on mergers and recapitalizations. The proposed amendments will not affect the term of the 1988 Plan or substantive provisions other than those discussed above. If the amendments are approved, 133,155 shares will be available for the grant of options under the 1988 Plan. Under the terms of the 1988 Plan, shares allocated to unexercised options which terminate for any reason, including as a result of the death or severance of the optionee's employment, or surrender of the option, may again become subject to options under the Plan. However, the Company does not anticipate that any significant number of shares now subject to outstanding options will become so available in the foreseeable future. No stock options have been granted under the 1988 Plan contingent upon shareholder approval of the proposed amendment or otherwise during fiscal 1995. Options to purchase a total of 53,000 shares of Common Stock were granted under the 1988 Plan during fiscal 1994, including those set forth in the table above captioned "Option Grants in Fiscal Year Ended January 31, 1994."

  A copy of the amendment to the 1988 Plan is attached to this Proxy Statement as Appendix B, and the foregoing discussion is qualified in its entirety by reference to the amendment, as set forth at Appendix B. The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock is required to approve the adoption of the proposed amendment to the 1988 Plan. An adverse vote will cause the proposed amendment to the 1988 Plan not to be adopted. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the adoption of the proposed amendment to the Plan.

  THE COMPANY RECOMMENDS VOTING "FOR" THE ADOPTION OF THE AMENDMENT TO THE 1988 PLAN.

                         PROPOSALS OF SECURITY HOLDERS

  Any stockholder desiring to have included in the 1995 proxy statement a proposal to be considered at the 1995 Annual Meeting of the Stockholders of the Company must submit such proposal to the Company at its corporate headquarters no later than January 16, 1995.

                              INDEPENDENT AUDITORS

  The Board of Directors of the Company has selected the public accounting firm of Coopers & Lybrand as the Company's independent auditors for the fiscal year ending January 31, 1995. Coopers & Lybrand has served in that capacity for a number of years. A representative of Coopers & Lybrand will be present at the Annual Meeting, will have the opportunity to make a statement if he so desires and will respond to appropriate questions.

                                 OTHER MATTERS

  The Company does not know of any matter which will be brought before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If any other matter is properly brought before the Annual Meeting, it is intended that the persons named in, and acting under, the enclosed form of proxy, or their substitutes, will vote thereon in accordance with their best judgment.

                                                 By order of the Board of
                                                        Directors,

                                                       HERMAN PROLER
                                                   Chairman of the Board

  A COPY OF THE PROLER INTERNATIONAL CORP. ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES IS AVAILABLE WITHOUT CHARGE TO INTERESTED SECURITY HOLDERS UPON WRITTEN REQUEST. THE COMPANY WILL FURNISH ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT TO ANY SUCH PERSON ON REQUEST UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. PLEASE DIRECT REQUESTS TO: CORPORATE AFFAIRS, PROLER INTERNATIONAL CORP., P.O. BOX 286, HOUSTON, TEXAS 77001-0286.

                                                                      APPENDIX A

                           PROLER INTERNATIONAL CORP.

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

I. PURPOSES

  The purposes of this 1994 Non-Employee Director Stock Option Plan (the "Plan") are (i) to provide additional incentive for securing and retaining qualified non-employee persons to serve on the Board of Directors of the Company and (ii) to enhance the future growth of the Company by furthering the Non-Employee Directors' identification with the interests of the Company and its stockholders. It is intended that Options granted under this Plan will be Non-Qualified Stock Options.

II. DEFINITIONS

  (a) In this Plan, except where the context otherwise indicates, the following definitions apply:

    (1)  "Board" means the Board of Directors of the Company.

    (2)  "Code" means the Internal Revenue Code of 1986, as amended.

    (3)  "Company" means Proler International Corp.

    (4) "Designated Beneficiary" means the person designated to be entitled, on the death of a Participant, to any remaining rights arising out of a Stock Option.

    (5)  "Effective Date" means June 17, 1994.

    (6) "Fair Market Value" means, with respect to a share of Common Stock on any date herein specified, the average daily reported closing price per share of Common Stock on the New York Stock Exchange or other principal exchange or market on which the Common Stock is then traded for the ten
  (10) consecutive trading days commencing fifteen (15) trading days before the date in question. In the event the Common Stock is not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in good faith in such manner as it deems appropriate.

    (7) "Non-Employee Director" means a person who as of any applicable date is a member of the Board, is not an officer of the Company or any subsidiary of the Company, and is not a full-time employee of the Company or any of its subsidiaries.

    (8) "Non-Qualified Stock Option" means an option which does not meet the requirements of Section 422(b) of the Code.

    (9) "Participant" means a Non-Employee Director who is granted a Stock Option hereunder.

    (10) "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

    (11) "Share" means a share of Stock that has been previously (i) authorized but unissued, or (ii) issued and reacquired by the Company.

    (12) "Stock" or "Common Stock" means the common stock, $1.00 par value per share, of the Company.

    (13) "Stock Option" or "Option" means an option to purchase Shares.

    (14) "Terminate" means cease to be a Director of the Company.

    (15) "Termination of Directorship" means the date upon which any Participant ceases to be a Director for any reason whatsoever. The effective date of such Termination of Directorship shall be the actual date of such termination (by death, disability, retirement, resignation, non-election or otherwise).

III. GRANTS OF STOCK OPTIONS AND OPTION PRICE

  (a) Options will be granted only to individuals who are Non-Employee Directors of the Company. On the Effective Date, each Non-Employee Director shall receive, without the exercise of the discretion of any person or persons, Options exercisable for 2,000 Shares. Thereafter, as of the date of the annual meeting of stockholders in each year after 1994 that the Plan is in effect as provided in Section V hereof, each Non-Employee Director then in office shall receive, without the exercise of the discretion of any person or persons, Options exercisable for 1,000 Shares. If, as of such annual meeting date in any year that the Plan is in effect there are not sufficient Shares available under this Plan to allow for the grant to each Non-Employee Director of Options for the number of shares provided herein, each Non-Employee Director shall receive Options for a pro rata share of the total number of Shares available under the Plan. All Options granted under the Plan shall be at the Option price set forth in the following subsection (b) and shall be subject to adjustment as provided in Section VII and to the terms and conditions set forth in Section VIII.

  (b) The purchase price of Shares issued under each Option shall be the Fair Market Value of Shares subject to the Option on the date the Option is granted.

IV. ADMINISTRATION

  (a) The Plan shall be administered by the Board or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any Options shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or any Option.

  (b) The Board may, in its discretion, delegate duties to an officer or employee or a committee composed of officers or employees of the Company, but it may not delegate its authority to apply and interpret this Plan.

V. TERM

  The term of this Plan commences on the Effective Date and terminates following the 1998 annual meeting of shareholders. This Plan shall remain in effect for the purposes of administration of any Stock Option granted pursuant to its provisions and no such Stock Option granted during the term of this Plan shall be adversely affected by the termination of the Plan.

VI. SHARES RESERVED; OPTIONS GRANTABLE AND EXERCISABLE

  (a) Subject to adjustments as provided in Section VII hereof, a total of 30,000 Shares shall be subject to the Plan. The Shares subject to the Plan shall be and are hereby reserved for sale for such purposes. Any of the Shares which remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be subjected to an Option under the Plan.

  (b) As to a Participant, an Option ceases to be exercisable, as to any Share, when the Participant purchases the Share or when the Option lapses.

VII. ADJUSTMENTS

  (a) The existence of outstanding Stock Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number and per share price of shares of Common Stock subject to outstanding Stock Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of a Stock Option, for the same aggregate cash consideration, the same total number and class of shares as the Participant would have received had he or she exercised his or her Stock Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

  (c) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an outstanding Stock Option, upon exercise of such Stock Option, shall be entitled to receive (at no additional cost but subject to any required action by stockholders) in lieu of the number of shares of Common Stock with respect to which such Stock Option is exercisable, the number and class of shares of stock (or other securities or consideration) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the same number of shares of Common Stock which he or she would have otherwise received upon exercise of such Stock Option.

  (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Stock Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive at no additional cost, in lieu of shares of Common Stock, shares of such stock (or other securities or consideration) as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale; (ii) any limitations set forth in or imposed pursuant to Section VIII hereof shall automatically lapse so that all Stock Options, from and after a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation or sale, as the case may be, shall be exercisable in full; and (iii) all outstanding Stock Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (a) notice of such cancellation shall be given to each holder of a Stock Option, and (b) each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any limitations set forth in or imposed pursuant to Section VIII hereof) during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation, or sale. In the event any acceleration of vesting provided by clause (ii) or (iii) above would result in imposition of the excise tax imposed by Section 4999 of the Code, a Participant may elect to waive such acceleration with respect to such number of shares subject to unvested Stock Options as the Participant shall designate, and the Participant shall be entitled to designate from among his or her unvested Stock Options those Stock Options which shall not be subject to accelerated vesting.

  (e) Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, exercise of rights or warrants to subscribe therefor, or conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Stock Options.

VIII. TERMS AND CONDITIONS OF STOCK OPTIONS

  (a) During the Participant's life, the Stock Option is exercisable only by the Participant or by his or her guardian or legal representative.

  (b) A Stock Option under this Plan is not assignable or transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and is not subject, in whole or in part, to attachment, execution or levy of any kind.

  (c) Any Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

  (d) Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and, subject to the subsequent provisions hereof, the address to which the certificates representing shares of the Common Stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such shares of Common Stock, which payment shall be made in cash or by check, bank draft, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such shares of Common Stock. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail. Whenever shares of Common Stock are to be issued or delivered pursuant to the Plan, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, which payment may be made in the manner set forth above or in the manner permitted by clause (e) below.

  (e) Alternatively, payment of the exercise price may be made, in whole or in part, by delivery of shares of Common Stock previously issued to the Participant. Unless otherwise permitted by the Board, payment of the exercise price with shares of Common Stock shall be made only with shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in shares of Common Stock owned by the Participant, then the Participant shall deliver to the Company, in payment of the option price of the shares of Common Stock with respect to which such Stock Option is exercised, (i) certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii), if the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a check, bank draft, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

  (f) Stock Options granted to any Participant under this Plan shall be subject to the following conditions:

    (1) The price per share shall be as set forth in Section III.

    (2) Each Stock Option shall have a term of ten (10) years from the date such Stock Option is granted and shall vest and become exercisable on and after the date that is six (6) months after the date on which such Stock Option was granted.

    (3) A Stock Option shall lapse in the following situations:

      (i) If a Termination of Directorship shall occur with respect to any Participant, for any reason other than death, all unexercised Stock Options, theretofore granted shall expire three (3) months after the date of such Termination of Directorship, unless they shall have terminated earlier under their terms or under other provisions of this Plan.

      (ii) If a Termination of Directorship shall occur with respect to any Participant by reason of the death of such Participant, and if any Stock Option granted to such Participant was in effect at the time of the Participant's death, all unexercised Stock Options, if any, shall become immediately exercisable and may be exercised until the expiration of one (1) year from the date of death of the Participant or until the expiration of the term of the Stock Option, whichever is earlier. Such Stock Option may be exercised by the Designated Beneficiary of the deceased Participant, subject to all other provisions of the Plan.

IX. POWER TO AMEND

  The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations hereunder; and provided, further, that without the approval of the holders of at least a majority of the outstanding shares of the Company's voting stock, the Board of Directors may not (i) materially increase the benefits accruing to participants under the Plan; (ii) change the aggregate number of Shares which may be issued under Options pursuant to the provisions of the Plan; (iii) reduce the Option price at which Options have been granted; or (iv) change the class of persons eligible to receive Options. However, no termination or amendment of the Plan may, without the consent of the holder of any Option then outstanding adversely affect the rights of such holder under the Option.

X. EXERCISE OF OPTIONS; REGISTRATION

  The Company shall not be required to sell or issue any shares of Common Stock under any Stock Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon exercise of any Stock Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Stock Option, the Company shall not be required to issue such shares unless the Board has received evidence satisfactory to it to the effect that the holder of such Stock Option is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof, and that such shares of Common Stock may otherwise be issued without registration under the Securities Act or State securities laws. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

XI. SHAREHOLDER APPROVAL

  Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is adopted by the Board, the Plan must be approved by the holders of at least a majority of the outstanding stock of the Company present, or represented, and entitled to vote thereon, at a duly held stockholders' meeting, and no shares of Common Stock shall be issued under the Plan until such approval has been secured.

XII. INTERPRETATIONS

  The provisions of the Plan shall be construed, administered, and governed by the laws of the State of Texas, without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States.

XIII. GOVERNMENT REGULATIONS

  The Plan, the granting and exercise of Stock Options thereunder, and the obligation of the Company to sell and deliver Shares under such Stock Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                                                                      APPENDIX B

    THIRD AMENDMENT TO THE PROLER INTERNATIONAL CORP. 1988 STOCK OPTION PLAN

  This Amendment dated June 17, 1994 to the Proler International Corp. 1988 Stock Option Plan (the "Plan"):

                                  WITNESSETH:

  WHEREAS, the Board of Directors of Proler International Corp. (the "Company") has determined that the number of shares of the Company's common stock, $1.00 par value per share, subject to the Plan shall be increased by 100,000 shares, from 180,000 shares to 280,000 shares, and

  WHEREAS, the shareholders of the Company have approved an amendment to the Plan providing for such increase and certain other changes,

  NOW, THEREFORE, the Plan is hereby amended as follows:

  1. The third sentence of Section 2 of the Plan is hereby amended to read in its entirety as follows:

  "Members of the Committee shall be disinterested persons as defined under the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended."

  2. The second sentence of Section 3 of the Plan is hereby amended to read in its entirety as follows:

    "The total amount of the Stock with respect to which Options may granted shall not exceed in the aggregate 280,000 shares; provided, that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 16 hereof."

  3. Section 4 of the Plan is hereby amended to read in its entirety as follows:

    "4. Eligibility. The individuals who shall be eligible to participate in the Plan shall be such key employees (including officers who may be members of the Board of Directors) of the Company, or of any subsidiary corporation, as the Committee shall determine from time to time. Except as may otherwise be specifically provided herein, for all purposes of the Plan, the term "subsidiary corporation' shall have the meaning set forth in Section 424(f) of the Code, or any successor provision thereto."

  4. The second, third and fourth paragraphs of Section 16 of the Plan are hereby amended to read in their entirety as follows:

    "If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number and per share price of shares of Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved for that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of Stock as the result of the event requiring the adjustment.

    "After the merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an outstanding Option, upon exercise of such Option, shall be entitled to receive (at no additional cost but subject to any required action by stockholders) in lieu of the number of shares of Stock with respect to which such Option is exercisable, the number and class of shares of stock (or other securities or consideration) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the same number of shares of Stock which he would have otherwise received upon exercise of such Option.

    "If the Company is merged with or into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive at no additional cost in lieu of shares of Stock, shares of such stock (or other securities or consideration) as the holders of shares of Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale; (ii) the Board of Directors may waive any limitations set forth in or imposed pursuant to Section 8 so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any such merger, consolidation, liquidation or sale provided that (a) notice of such cancellation shall be given to each holder of an Option, and (b) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 8 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation, or sale."

  5. The reference to "Section 422A" of the Internal Revenue Code of 1986, as amended (the "Code"), appearing in the last sentence of Section 2 of the Plan is amended to read "Section 422."

  6. Each reference to "Section 425(f)" of the Code appearing in the last paragraph of Section 12 of the Plan is amended to read "Section 424(f)."

  7. As modified and amended hereby, the Plan and all of the provisions thereof remain in full force and effect.

                           PROLER INTERNATIONAL CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 1994.

The undersigned hereby appoints Herman Proler and Michael Loy, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein, all shares of common stock of Proler International Corp. which the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 17, 1994, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, EACH OF WHICH IS BEING PROPOSED BY THE BOARD OF DIRECTORS.

                       PLEASE MARK, SIGN, DATE AND RETURN
                       IN THE ENCLOSED ENVELOPE PROMPTLY

                                                   (Please sign on reverse side)
                                   P R O X Y

  /x/ Please mark your                                     SHARES IN YOUR NAME
      votes as in this
      example.

                         FOR          WITHHOLD AUTHORITY
                     the nominee   to vote for the nominee
                     listed below        listed below
1. Election of           / /                / /
   Directors:
   JOHN J. McKENNA


  --------------------

                         FOR  AGAINST  ABSTAIN
 2. Adoption of 1994     / /    / /     / /      4. In their discretion,
    Non-Employee                                    the Proxies are
    Director Stock                                  authorized to vote
    Option Plan                                     upon such business
 3. Adoption of the      / /    / /     / /         as may properly come
    Amendment to the                                before the meeting
    1988 Stock Option                               or any adjournment
    Plan                                            thereof




   SIGNATURE(S)                    DATE                    PLEASE MARK, SIGN,
              ---------------------    ---------------    DATE AND RETURN IN
   SIGNATURE(S)                    DATE                      THE ENCLOSED
              ---------------- ----    ---------------     ENVELOPE PROMPTLY
   Please sign exactly as name appears above. When shares are held by joint tenants, both should sign.
   When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
   If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.